CERT.9999

CERTIFICATE NUMBER

# Selga Inc

INCORPORATED UNDER THE LAWS OF THE STATE OF NEVADA

SHARES

CUSIP NO. 999999ZZ9

PAR VALUE $0.001
COMMON STOCK

"SPECIMEN"

THIS CERTIFIES THAT

IS THE OWNER OF "NINE MILLION"

FULLY PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK PAR VALUE OF $0.001 EACH OF

## Selga Inc

TRANSFERABLE ON THE BOOKS OF THE CORPORATION IN PERSON OR BY DULY AUTHORIZED ATTORNEY UPON SURRENDER OF THIS CERTIFICATE PROPERLY ENDORSED. THIS CERTIFICATE IS NOT VALID UNTIL COUNTERSIGNED BY THE TRANSFER AGENT AND REGISTERED BY THE REGISTRAR. WITNESS THE FACSIMILE SEAL OF THE CORPORATION AND THE FACSIMILE SIGNATURES OF ITS DULY AUTHORIZED OFFICERS.

Olegs Petusko
President

Eduards Magelis
Signing Officer

SELGA INC
Corporate
Seal
NEVADA

DATED:

COUNTERSIGNED AND REGISTERED:
ISLAND STOCK TRANSFER
Transfer Agent

By

Authorized Signature

100 Second Avenue South, Suite 705S, St. Petersburg, FL, 33701
727.289.0010

CERT.9999